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                                                                 EXHIBIT 10.39

                               PURCHASE AGREEMENT

This Purchase Agreement is made on 22nd of September 1999 ("this Agreement") between the following parties:

103 ESTUDIO, S.A., a Spanish company (hereinafter "103 ESTUDIO, S.A." or "the Company"), with a registered office in Barcelona, C/Marques de Sentmenat, num. 59, represented by Mrs. Carmen Merino, with National Identity card no. in her capacity as Manager, and

TODD-AO ESPANA, a subsidiary company of THE TODD-AO CORPORATION, registered in the State of California in the United States, with an office in Los Angeles, California, represented by Mr. Salah M. Hassanein, with passport no.035936678 in his capacity as President and CEO.

For the purposes of this Agreement reference to TODD-AO ESPANA includes THE TODD-AO CORPORATION and all those affiliates of which THE TODD-AO CORPORATION holds at least 50% of the voting rights.

                                    RECITALS

WHEREAS, THE TODD-AO CORPORATION and 103 ESTUDIO, S.A. have agreed to develop, operate and exploit together a dubbing studio on the terms and conditions set out herein; and

WHEREAS, THE TODD-AO CORPORATION, through TODD-AO ESPANA, is willing to acquire a 50% interest in 103 ESTUDIO, S.A. in order to carry out THE PROJECT; and

WHEREAS, as a consequence of the above, 103 ESTUDIO S.A. and THE TODD-AO CORPORATION signed a Letter of Intent dated March 26, 1999, stating their intention to complete the acquisition by THE TODD-AO CORPORATION, or by a subsidiary thereof, of 50% of the capital of 103 ESTUDIO, S.A., on the terms and conditions established in this Agreement and in that Letter of Intent.

WHEREAS, according to the mentioned Letter of Intent, the formalization of the transaction would be subject to the completion of this Agreement, revised Articles of Association and a Stockholders' Agreement; and


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WHEREAS, according to section (b) of the Letter of Intent, 103 ESTUDIO, S.A. has decided not to form an unincorporated joint venture.

WHEREAS, consequently, and in accordance with section (c) of the Letter of Intent, 103 ESTUDIO, S.A. agrees to convert its present S.A. to an S.L. corporation; and

WHEREAS, by virtue of the agreements established in the Letter of Intent, the mutual promises contained in this formal contract and otherwise, THE PARTIES AGREE AS FOLLOWS:

                                     CLAUSES

PURPOSE OF THE AGREEMENT

103 ESTUDIO, S.A. and TODD-AO ESPANA (referred to as the Parties in this Agreement) hereby declare and acknowledge that they have entered this Agreement for the purpose of developing and managing a dubbing studio that will provide recording, editing and. mixing stages and related facilities in support of film and video products, contemplating as well, as the relationship progresses, to develop a business plan to offer additional related services, such as video transfer, etc., on the terms and conditions contained in this Agreement.

All characteristics and specifications of THE PROJECT, including its location, premises and financing are reflected in the document attached as Appendix I.

Any modification to THE PROJECT after the signature of this Agreement shall be approved in accordance with the terms of the Stockholders' Agreement dated the date hereof by and among all the shareholders of 103 ESTUDIO, S.L, including TODD-AO ESPANA ("the Stockholders' Agreement"), attached hereto as Appendix II.

1.- CONVERSION OF 103 ESTUDIO, S. A. INTO AN S. L.

1.1. - Both parties, ratify in its totality the content of the Letter of Intent which will be carried out according to the terms and conditions established in this Agreement.

1.2. - 103 ESTUDIO, S.A. will convert itself from a S.A. to a S.L. according to the minutes of an Extraordinary Universal General Meeting of 103 Estudio, S.A. and Articles of Association attached as Appendix III, which both parties acknowledge and accept. The attached Appendix III includes the change in share capital as contemplated by this Agreement and the Stockholders' Agreement.

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2. - INCREASE OF CAPITAL OF 103 ESTUDIO, S.A.

2.1. - Simultaneously with the conversion set forth above, 103 ESTUDlO, S.L. will amend its Articles of Association to increase the share capital in accordance with paragraph 1.2 above.

2.2.- TODD-AO ESPANA shall own 50% of the total capital of 103 ESTUDIO, S.L. in accordance with the Letter of Intent and shall purchase such percentage on the terms and conditions set forth in this Agreement.

2.3.- 103 ESTUDIO, S.L. shall issue new ordinary participations to its present shareholders in exchange for the shares of 103 ESTUDIO, S.A. owned by such shareholders. 103 ESTUDIO, S.L. shall issue an equal number of new ordinary participations to TODD-AO ESPANA for a purchase price of Pts. 300.000.000, of which Pts. 70.800.000 shall represent the par value, according to the Balance Sheet of 103 ESTUDIO, S.A. on the day before the formalization (closing) date in the Notary's office, and the balance of which shall be considered surplus. After issuing all such new participations, the present shareholders of 103 ESTUDIO, S.A. will own 50% of the ordinary participations of 103 ESTUDIO, S.L. and TODD-AO ESPANA shall own 50% of the ordinary participations of 103 ESTUDIO, S.L. and no other participations of capital of 103 ESTUDIO, S.L. shall be issued and outstanding.

2.4. - For the purposes of the aforesaid increase of capital, each of the current shareholders of 103 ESTUDIO, S.A. will renounce their preferential right of subscription of the shares to be purchased by TODD-AO ESPANA, which may relate to them legally or through the Articles of Association, pursuant to the waiver included as part of the Minutes of the General Meeting in Appendix III.

2.5. - For its part, TODD-AO ESPANA at its discretion, will subscribe to purchase the participations resulting from the increase of capital referred to above. The price for which this participation will be acquired will be Pts. 300.000.000, with Pts. 70,800,000 as the nominal value of the shares and Pts.
229.200.000 as paid-in surplus.

2.6. - A duly empowered person will appear to represent TODD-AO ESPANA mentioned in section 2.5, at the Notary's office appointed by 103 ESTUDIO, S.A., on the formalization (closing) date to purchase the participations described in section 2.5, which must be fully paid up, for the amount of Pts. 300.000.000,

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3.- NAME, REGISTERED OFFICE AND DURATION

3.1. - The name of 103 ESTUDIO, S.L. shall be changed as soon as possible after the closing date to 103 TODD-AO ESTUDIO. The Individual Stockholders (as defined in the Stockholders' Agreement) shall vote their participations in favor of such change in name of the corporation.

4.- DECLARATIONS

103 ESTUDIO, S.A., Carmen Merino and Manuel Garcia each, individually and jointly, affirms and guarantees to THE TODD-AO CORPORATION the following (which shall be true and correct after the conversion of 103 ESTUDIO, S.A. to an S.L. corporation):

4.1. - That the Company is a Sociedad Anonima (limited company), duly constituted in accordance with Spanish law and entered in the Barcelona Companies Register, in which have also been registered, furthermore, all the resolutions which, according to the law, it is obligatory to register, and that at this moment there does not exist any resolution of the administration body of the Company or the General Meeting of shareholders awaiting entry, all the legally required steps having been complied with. That the Company has such administrative and other authorizations and licenses as are necessary to carry on the activities of the Company business and corporate objectives, and such authorizations as are necessary for the operation and development of its business.

4.2. - The Articles of Association attached as Appendix III will be the true and correct Articles of Association of the Company as an S.L. corporation on the date of the acquisition of the participations by TODD-AO ESPANA. All of the participations of 103 ESTUDIO, S.L. to be issued in exchange for shares of 103 ESTUDIO, S.A pursuant to section 1 above, and all of the participations to be issued to TODD-AO ESPANA pursuant to section 2 above, have been duly authorized and will be duly and validly issued and outstanding (upon payment therefor), are without liability for the obligations of the Company and are not subject to preferential or preemptive rights of any kind. The participations to be acquired by TODD-AO ESPANA will be issued by the Company free and clear of any and all liens and encumbrances of any kind.

4.3. - That after the date of this Agreement, the Company will operate its business in accordance with the clauses of the Stockholder's Agreement.

4.4. - That the Company is the legal and only owner of all the fixed assets, buildings, machinery, installations and furniture which are included in the assets of the Balance Sheet attached as part of Appendix III to this Agreement, and that over these currently there are no mortgages, charges,

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distraints, or other encumbrances other than those mortgages included in such
Balance Sheet; and that no mortgage action or action of any other nature has been brought against the Company which could affect the ownership or possession of these assets.

4.5. - That the Company has no holding or ownership interest, of record or beneficially, in any other company, partnership, person, group or other entity. All of the material contracts and documents of the Company are in full force and effect and no default exists under any such contract or document, and the Company has not done any act or thing that would cause a default under any such contract or document. There are no disputes with any party under any such contract or document.

4.6. - That the Company has no other employees than those listed in Appendix IV, which sets out the categories, professional qualifications, conditions of employment, salaries and bonuses; there being listed all the workers and employees, with respect to contracts, who are under General Regulations; and that the Company has not agreed to any new contracts (other than those disclosed to TODD-AO ESPANA) or bargaining agreements of any nature which oblige it to grant terms of employment, salary payments or pecuniary benefits higher than those which are of legal obligation or which the Company has previously agreed to pay for persons in the same position.

4.7. - That the Company's responsibilities with regard to employment, in matters of pensions, payments and compensations to employees, are those which appear and are appropriately entered in its books of accounts, and that at this time it does not owe any sum to Social Security nor to employees, as legally required. Attached at Appendix V is a certificate from the Social Security Treasury, dated November 18, 1998, certifying that the Company was up to date with its payments. Also attached as Appendix VI are copies of payments made to the Social Security subsequent to 31st August, 1999.

4.8. - That all the accounts receivable which the Company has against third parties are fully collectible; that the financial statements of the Company presented to TODD-AO ESPANA, attached as Appendix VII, have been audited by Arthur Andersen, are true and correct in all respects and accurately reflect the financial condition of the Company as of their date, and no event has occurred which would cause the Company to believe that such financial statements are not true and correct as of their date.

4.9.- That the Company has no outstanding or threatened litigation nor do any facts exist which could give rise to possible litigation in the future.

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4.10 - Subject to paragraph 2.4, the share capital of the Company is currently distributed among the members in the percentage set out as part of the Minutes of the General Meeting attached as Appendix III to this Agreement, and will not be changed after the date of this Agreement until the increase in capital contemplated by section 2 takes place.

4.11.- That the Company has complied, is in compliance and will comply with all its taxation obligations, being current with the payment of all taxes and obligations. Attached as Appendix VIII is a certificate from the Taxation Agency dated November 24, 1998 applicable to the Company certifying the presentation of the relevant taxation returns and the payment of all taxes due at that date. Also attached as Appendix IX are copies of receipts of payments of Corporation Tax, V.A.T. and employee withholding taxes due since that date.

4.12.- That the Company has not given guarantees or undertakings in favor of third parties, nor do agreements exist which could cause the Company to become a debtor, either directly or on a contingent basis, and that the Company will not make any commitment of this nature after the date of this Agreement.

4.13.- That after the date of the financial statements attached as Appendix III no dividends or other distributions or payments have been, and after the date of this Agreement, no dividends or other distributions will be, authorized, distributed or paid to the shareholders of the Company, whether or not related to the share capital or reserves of the Company, with the exception of those distributions related to the business of the Company for the year 1998, up to a maximum of Pts. 19.000.000,

4.14.- That the Company has disclosed to TODD-AO ESPANA all information relating to the Company and its business, prospects, financial condition, liabilities (both direct and contingent), assets and other matters that may be material or important to TODD-AO ESPANA in making its decision to enter into this Agreement and acquire the share capital of 103 ESTUDIO, S.L. as set forth in paragraph 2.3 above. Any and all such information disclosed to TODD-AO ESPANA, whether in writing or orally, is, on the date of this Agreement, and on the closing date will be, true and correct in all material respects and does not omit any facts or other information that would make the information disclosed misleading.

4.15.- That no previous filing, registration or approval of any Spanish governmental authority is necessary in connection with the signature of this Agreement. This Agreement, the Stockholders' Agreement and the Articles of Association of 103 ESTUDIO, S.L., are, or will be as of the closing date, duly executed and delivered by the Company and such agreements and the

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transactions contemplated thereby are enforceable against the Company in accordance with their respective terms.

4.16.- Attached as part of Appendix III is a list of all of the shareholders of the Company and the amount of the participation of each shareholder, after giving effect to the exchange of shares by the existing shareholders of 103 ESTUDIO, S.A. pursuant to paragraph 1 above and the acquisition of participation by TODD-AO ESPANA, pursuant to paragraph 2 above. The Company does not have any obligation to issue any additional participations to any other person and has not reached any agreement relating to allowing any participation by any other person.

5.- GUARANTEES; INDEMNIFICATION

5.1. - In consideration of the fact that TODD-AO ESPANA has not previously been among the shareholders of 103 ESTUDIO, S.A. and, therefore, is not subject to the contingencies of any type which could arise to the latter through acts previous to the entry of TODD-AO ESPANA as a participant, Carmen Merino and Manolo Garcia, as directors of 103 ESTUDIO, S.A., state that all the facts and declarations set out in Section 4 of this Agreement and the appendices are accurate and true and that, therefore, TODD-AO ESPANA must be indemnified for any claims, debts, damages and prejudices which could be produced, known or unknown, as a consequence of the incorrectness or inaccuracy or such facts and declarations, especially with reference to, but not limited to, taxation, labour and Social Security obligations which could arise as a consequence of inspections in 103 ESTUDIO, S.A. on the part of the competent authorities.

5.2 - To the extent set forth in the Indemnification Agreement attached as Appendix X, Carmen Merino and Manolo Garcia hereby agree to indemnify and hold harmless TODD-AO ESPANA for any and all damages, liabilities and expenses that may be incurred by TODD-AO ESPANA.

6. - COSTS, TAXES AND COMMISSIONS

6.1. - All the costs and taxes arising from the transactions to which this Agreement refers will be assumed in equal parts by the parties signing, except for those incurred under section 4, which will be assumed by Carmen Merino and Manolo Garcia in accordance with Appendix X.

6.2.- Considering the leading position of THE TODD-AO CORPORATION with regard to the activities to be developed in relation to THE PROJECT, and its capacity to provide new customers, 103 ESTUDIO, S.L. will pay to THE TODD-AO CORPORATION a yearly commission of $75,000 (Seventy-five thousand US dollars), whether or not THE TODD-AO CORPORATION obtains new customers for the Company.

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6.3.-. Commission shall first be paid on the first anniversary of this Agreement and on each anniversary thereafter. Such commission shall be paid until the accumulated dividends distributed to the shareholders equal $2,000,000 (Two million U.S. dollars) or until such time as TODD-AO ESPANA is no longer a participant in the Company. TODD-AO ESPANA shall not be required to return any portion of such commission in the event of any sale or transfer of its shares of the Company.

7. - CONDITIONS PRECEDENT TO CLOSING

TODD-AO ESPANA'S obligation to acquire their participation pursuant to section 2 above, is subject in all respects to the satisfaction or waiver of the following conditions:

7.1.- This Agreement and the transactions contemplated hereby have been approved by the shareholders of 103 ESTUDIO, S.A. in accordance with applicable law.

7.2.- Subject to the consents and approvals required under Section 7.6 below all consents and approvals of third parties and governmental authorities, if any, have been obtained to the extent required under relevant contracts and law in Spain. No governmental authority or court shall have issued any injunction or order or enacted any rule or law which would make the transactions contemplated by this Agreement illegal or invalid.

7.3.- The Company has completed simultaneously the share exchange and conversion to an S.L. corporation as contemplated by section 1 above in accordance with applicable law.

7.4.- All of the declarations by the Company in section 4 above are true and correct on the closing date as evidenced by Appendix X signed by Carmen Merino and Manuel Garcia, as officers and directors of the Company.

7.5.- The Stockholders' Agreement is being fully executed and delivered by the all of the shareholders of the Company and all changes in the management structure of the Company contemplated thereby are completed simultaneously with the closing of the agreement.

7.6- The Minutes and all necessary documents have been executed simultaneously and will be filed as required by the Public Notary and presented by the Company to the Companies Register.

7.7.- The Indemnification Agreement by Carmen Merino and Manuel Garcia set forth in Appendix X has been simultaneously executed and delivered to TODD-AO ESPANA.

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7.8.- No material change other than those approved by TODD-AO ESPANA has occurred in the business or condition of the Company since the date of the financial statements attached hereto as Appendix VII.

7.9. - The participation to be acquired by TODD-AO ESPANA is duly issued by the Company, free and clear of any and all liens, preferential and preemptive rights, and free of the obligations of the Company.

7.10.- All of the undertakings and agreements of the Company set forth in this Agreement and the stockholders' Agreement have been and/or are simultaneously performed by the Company prior to or on the closing date.

8. - ASSIGNMENT

8.1. - All rights and obligations, including the guarantees attached as Appendix X acquired by TODD-AO ESPANA according to this Agreement may be assigned in favor of any subsidiary of THE TODD-AO CORPORATION. Notwithstanding such assignment, THE TODD-AO CORPORATION will be considered, jointly and severally, responsible for the financial fulfillment of the investment in the shares of the Company in accordance with this Agreement.

8.2.- This Agreement is not assignable by 103 ESTUDIO, S.A. except to 103 ESTUDIO, S.L.

9. - MISCELLANEOUS

9.1. - WAIVER. No waiver of any breach of this Agreement or any of the terms of this Agreement shall be effective unless the waiver is in writing and signed by the party against whom the waiver is claimed. No waiver of any breach shall operate as a waiver of any other breach or subsequent breach,

9.2. - ENTIRE UNDERSTANDING. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter of this Agreement and merges all prior discussions between them and none of the parties shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement other than expressly provided in this Agreement as duly set forth and each of the parties acknowledges to the other party and to each of them that except as set forth in this Agreement it has not relied on any representation made by or on behalf of any other party.

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9.3.- NON-DISCLOSURE. The parties hereto have executed that certain
Non-Disclosure Agreement. The parties hereto agree that the terms and provisions of the Non-Disclosure Agreement shall be deemed to apply to the provisions this Agreement.

9.4. - No press release of any kind regarding THE PROJECT is permitted without the express prior written permission from both parties, with the exception of all those activities necessary for the development of the PROJECT and as may be required by law (whether Spanish or US).

10.- NOTICES

10.1.- In addition to any method prescribed by the laws of Spain from time to time, notice may be given by one party to another party or parties at the address of the relevant party set out m this Agreement, or such other address as is notified by the relevant party to the other parties from time to time, by way of the following methods:

a. - Delivering a copy of such notice to the party personally or if that party is a corporation, leaving a copy thereof at its address appearing herein with a duly authorized representative thereof, or

b. - Forwarding a copy of such notice to the party by registered post or telex or telegram or facsimile transmission (with confirmation of transmission), and such notice shall not be deemed to have been delivered until it has been received by the party to whom it is addressed, provided however, that:

i). - notice sent by telex shall be deemed to be duly served in accordance with this clause when the sender receives the answerback code of the recipient acknowledging receipt thereof, and

ii). - a facsimile shall be deemed to be duly delivered in accordance with this clause when a confirmation is received by the sender stating the date, time of facsimile transmission and the number of pages in such transmission.

All notices shall be addressed as shown below:

If to the Company:

103 Todd-AO Estudio S.L.
C/ Marques de Sentmenat 59
Barcelona 08029

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If to TODD-AO ESPANA:

Todd-AO Espana
900 N. Seward Street
Hollywood, California 90038
Attention:  Salah M. Hassanein
Fax No. 323-466-2327

With a copy to:

The Todd-AO Corporation
514 Via de la Valle, Suite 300A
Solana Beach, CA 92075
Attention:  Judi Sanzo, General Counsel
Facsimile:  619-509-9785

11.- APPLICABLE LAW AND SOLUTION OF CONTROVERSIES

This Agreement and the transactions contemplated by it will be governed by Spanish law. All disputes arising in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce, by one or more arbitrators appointed in accordance with the mentioned rules. The arbitration will take place at the city of Geneva, Switzerland.

IN WITNESS WHEREOF, duly authorized persons of the parties hereto have signed this Agreement, together with its appendices, in duplicate, as of the date first above given.

103 ESTUDIO, S.A.                          TODD-AO ESPANA

By /s/  CARMEN MERINO                      By  /s/ SALAH M. HASSANEIN
  ---------------------------------          ----------------------------------
Name:      Carmen Merino                   Name:     Salah M. Hassanein
Title:     Managing Director               Title:    President and CEO


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